EXHIBIT 32

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Xiao Ping Zhang, Chief Executive Officer of SORL AUTO PARTS, INC., and Zong Yun Zhou, Chief Financial Officer of SORL AUTO PARTS, INC., certify that, to their knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of SORL AUTO PARTS, INC. on Form 10-Q for the fiscal quarter ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of SORL AUTO PARTS, INC.

Dated: November 14, 2017

/s/ Xiao Ping Zhang
Xiao Ping Zhang
Chief Executive Officer
(Principal Executive Officer)

/s/ Zong Yun Zhou
Zong Yun Zhou
Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing, except to the extent that the Company specifically incorporates by reference.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.